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                                                                    Exhibit 8.1


                    [Weil, Gotshal & Manges LLP Letterhead]



                                        September 11, 1997



EXCEL Communications, Inc.
8750 North Central Expressway
Dallas, Texas  75231

Ladies and Gentlemen:

          You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of E-Sub, Inc. ("E-Sub"), a Delaware corporation and a direct wholly-owned subsidiary of New RES, Inc. ("New RES"), a Delaware corporation, with and into Excel Communications, Inc. ("EXCEL"), a Delaware corporation.

          In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated as of June 5, 1997 by and among New RES, E-Sub, EXCEL, Telco Communications Group, Inc., a Virginia corporation ("Telco"), and T-Sub, Inc., a Virginia corporation and a wholly-owned subsidiary of New RES ("T-Sub") (the "Merger Agreement"), and the Joint Proxy Statement/Prospectus dated September 15, 1997, (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by New RES with the Securities and Exchange Commission on September 11, 1997 (the "Registration Statement").

          Our opinion set forth below assumes (1) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (2) the accuracy and completeness of (i) the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (ii) the facts that are the subject of the representations of New RES and E-Sub set forth in the certificate delivered to us by New RES and dated the date hereof, (iii) the facts that are the subject of the


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EXCEL Communications, Inc.
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representations of EXCEL set forth in the Certificate delivered to us by EXCEL and dated the date hereof, (iv) the facts that are the subject of the representations of New RES and T-Sub set forth in the Certificate delivered to us by New RES and dated the date hereof, (v) the facts that are the subject of the representations of Telco set forth in the Certificate delivered to us by Telco and dated the date hereof and (vi) the facts that are the subject of the representations of certain shareholders of EXCEL and Telco set forth in the Certificates delivered to us by such shareholders and dated the date hereof.

                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, as of the date hereof we are of the opinion that, for federal income tax purposes:

                  1. no gain or loss will be recognized by New RES, EXCEL or E-Sub as a result of the formation of New RES and E-Sub and the Merger; and

                  2. no gain or loss will be recognized by stockholders of EXCEL upon their exchange of common stock of EXCEL solely for common stock of New RES pursuant to the Merger.

We express no opinion concerning any tax consequences of the Merger, other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change after the date hereof in applicable laws or in the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                           Very truly yours,



                                           /s/ Weil, Gotshal & Manges LLP